UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2014 (March 18, 2014)

IASIS HEALTHCARE LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-117362	20-1150104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

(615) 844-2747

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed in the Annual Report on Form 10-K of IASIS Healthcare LLC (the “Company”) for the 2013 fiscal year, the Company’s Compensation Committee has considered the efforts of the Company’s senior executive leadership in accomplishing certain recent significant strategic initiatives, including the sale of the Company’s Florida market, the closing of a sale-leaseback transaction at certain of the Company’s hospitals and a dividend to the common stockholders of IASIS Healthcare Corporation, the Company’s parent entity. In recognition of these efforts, the Company has awarded cash bonuses to its named executive officers in the following amounts: W. Carl Whitmer, President & Chief Executive Officer, $1,300,000; Philip J. Mazzuca, Chief Operating Officer, $570,000; John M. Doyle, Chief Financial Officer, $300,000; Bryanie Swilley, President – Eastern Division, $175,000 and Edward H. Lamb, President – Western Division, $190,000. The bonuses are one-time, discretionary, transaction-related bonuses approved by the Compensation Committee of the Company’s Board of Directors and paid directly by the Company to the named executive officers outside of the scope of the Company’s Corporate Incentive Plan and Market Executive Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC

Date March 21, 2014

	By:	/s/ John M. Doyle
John M. Doyle
Chief Financial Officer